EX-23.1
                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Queen City Mobile Homes, Inc.
    Commission File #  000-31887


Gentlemen:

     We have read Item 4 included in the Form 8K of Queen City Mobile Homes, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.





                                         /s/Michael Johnson & Co., LLC
                                        -----------------------------------
                                            Michael Johnson & Co., LLC
Denver, Colorado
July 18, 2005